UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2022

Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-41137	CONSTELLATION ENERGY CORPORATION	87-1210716

(a Pennsylvania corporation) 1310 Point Street Baltimore, Maryland 21231 (800) 483-3220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CONSTELLATION ENERGY CORPORATION
Common Stock, without par value	CEG	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Constellation Energy Corporation (“Constellation”) previously filed with the Securities and Exchange Commission (the “Commission”) Amendment Number 2 to its General Form for Registration of Securities on Form 10, which was filed with the Commission on December 20, 2021, and declared effective by the Commission on December 29, 2021 (as amended, the “Registration Statement”), relating to the distribution by Exelon Corporation (“Exelon”) of all of the outstanding shares of common stock, no par value, of Constellation to Exelon’s shareholders (the “Distribution”). The Registration Statement includes an amended preliminary information statement that describes the Distribution and provides important information regarding Constellation’s business and management.

The final information statement, dated January 24, 2022, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exelon has made the information statement publicly available on January 28, 2022, and expects to begin mailing to its shareholders an Important Notice Regarding the Availability of Materials as soon as reasonably practicable, the form of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Information Statement of Constellation Energy Corporation, dated January 24, 2022

99.2	Form of Important Notice Regarding the Availability of Materials

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY CORPORATION

/s/ Carter C. Culver
Carter C. Culver
Assistant Secretary
Constellation Energy Corporation

January 28, 2022